UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2010

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2010, the Compensation Committee of the Board or Directors of TransAct Technologies Incorporated (“TransAct”) approved and adopted the TransAct 2010 Incentive Compensation Plan (the “2010 Plan”), which for 2010 provides for incentive compensation in the form of (i) cash awards and (ii) deferred stock units.  The 2010 Plan is designed to provide incentives and rewards to our key executives and other salaried employees for performance that is consistent with the objectives of TransAct.

Pursuant to the 2010 Plan, the Compensation Committee assigned eligible participants, including certain of our named executive officers, a bonus target for 2010, represented as a percentage of their annual base salary, based upon their management level.  The bonus target percentages for 2010 for each of the Company’s named executive officers are as follows:

Name	Title	Target Percentage of Base Salary
Bart C. Shuldman	Chairman, President and CEO	75%
Steven A. DeMartino	Executive Vice President, Chief Financial Officer, Treasurer and Secretary	50%
Michael S. Kumpf	Executive Vice President, Engineering	35%
James B. Stetson	Senior Vice President and Business Manager, TransAct Services Group	N/A*
Tracey S. Chernay	Senior Vice President, Sales and Marketing	N/A*

*Mr. Stetson and Ms. Chernay are not eligible to participate in the 2010 Plan as they earn commission based on annual sales from their respective sales unit.

The bonus targets for 2010 require the satisfaction of both quantitative and qualitative performance objectives based on our budget for 2010 as approved by the Board.  For 2010, 75% of the executive’s target bonus will based on achievement of a single quantitative objective, diluted earnings per share (the "EPS Bonus Amount"), and 25% will be based solely on achievement of individual performance objectives established by the Compensation Committee (the "Performance Objectives Amount").  Individual performance objectives include personal goals as well as other financial and non-financial measurements.

In past years, for performance that met the established quantitative and qualitative objectives, the executive would have received 100% of the corresponding bonus target.  However, in light of the continuing difficult economic environment and its expected impact on the Company’s financial results for 2010, the Compensation Committee decided to reduce the percentage payment of the corresponding bonus target from 100% to 85% if the Executive’s performance meets the target diluted earnings per share criteria and fully satisfies all individual performance objectives.  No EPS Bonus Amount is payable unless diluted earnings per share exceed a specified threshold.  Above the threshold, the EPS Bonus Amount can range from 25% of the Target Percentage of Base Salary to 95%.

The Compensation Committee is responsible for determining achievement of individual performance objectives for the CEO.  The CEO is responsible for determining achievement of individual performance objectives for each of his direct reports.  For other participants, achievement of individual performance objectives will be determined by the appropriate Vice President or manager. The Performance Objectives Amount can vary from 0% of the Target Percentage of Base Salary to 25% depending on the level of achievement.

In addition, pursuant to the 2010 Plan, for Mr. Shuldman and Mr. DeMartino, 30% and 20%, respectively, of any bonus earned for 2010 (the “Stock Bonus Amount”) shall be payable in the form of fully-vested stock units granted under the Company's 2005 Equity Incentive Plan (or any successor plan) based on the closing price of TransAct’s common stock on the date the 2010 bonus is approved for payment by the Compensation Committee (the “Grant Date”).  Stock Units are payable three years from the Grant Date in the form of shares of TransAct’s common stock on a one-for-one basis.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: March 17, 2010

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